UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2008

ENTRUST, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24733

Maryland	621670648
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Hanover Park, 16633 Dallas Parkway, Suite 800, Addison, TX 75001
(Address of principal executive offices, including zip code)

972-713-5800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2008, Mr. John Andrew Pinder, Senior Vice President EMEA Global Government Sales, and Entrust (Europe) Limited ("EU"), a wholly owned subsidiary of Entrust, Inc. ("Company"), entered into an agreement ("Compromise Agreement"). Under the Compromise Agreement, Mr. Pinder's employment ended on September 12, 2008. The Compromise Agreement provides that EU shall pay to Mr. Pinder an ex gratia sum of GBP 30,000 as compensation for the termination of Mr. Pinder's employment and as compensation for lack of contractual notice.   The Compromise Agreement also contains terms respecting a waiver of claims against EU in connection with Mr. Pinder's employment, terms respecting return of company property and payment of accrued vacation and reimbursable expenses, and continuing obligations. A copy of the Compromise Agreement is attached as Exhibit 10.1 to this form 8-K and is incorporated by reference herein.

On September 15, 2008, Andrew Pinder Consultancy Ltd. ("Pinder Consultancy") and Entrust Limited ("EL"), a wholly owned subsidiary of the Company, entered into a one year services agreement ("Service Agreement"). Pursuant to the Services Agreement, Pinder Consultancy will provide EU with advice and consulting services from time to time. Pinder Consultancy will be paid GBP 12,750 per month for 12 months, totaling GBP 153,000 (the "Total Fee"). Such advice and consulting services will be limited to 72 days over such 12 month time period, based on an estimate of six days per month. The Services Agreement provides that upon an acquisition event within the twelve month term of the Services Agreement occurring, the unpaid balance of the Total Fee will be paid out. The Services Agreement also provides that Pinder Consultancy will cause its employee Mr. John Andrew Pinder to become a director of EU for a term of 12 months, and to execute all necessary documents to give effect to the foregoing. In consideration of such appointment, upon joining the board or directors for EU, the Company will issue to Mr. Pinder 75,000 options and 10,000 restricted stock units. The exercise price of the grant will be the closing price of the Company's common stock on the date of appointment.   Such grants shall be subject to award agreements and the 2006 Stock Incentive Plan ("Plan") for the Company. The award agreements will provide that subject to Mr. Pinder continuing to be a Service Provider (as defined in the Plan), Mr. Pinder will be eligible to vesting upon an acquisition event. The Services Agreement also contains additional terms that include provisions regarding the protection of confidential information, warranties, intellectual property rights, limits on liability and other provisions respecting the services to be supplied. A copy of the Services Agreement is attached as Exhibit 10.2 to this form 8-K and is incorporated by reference herein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: September 15, 2008	By:	/s/ David J. Wagner
David J. Wagner
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Compromise Agreement between Mr. Pinder and Entrust (Europe) Ltd. dated September 12, 2008.
EX-10.2	Services Agreement between Andrew Pinder Consultancy Ltd and Entrust Limited dated September 15, 2008.